Exhibit 99.1

(AMEX:GTA)

AT THE COMPANY

W. Bradley Blair, II

President and Chief Executive Officer

(843) 723-4653

FOR IMMEDIATE RELEASE

April 16, 2007

GOLF TRUST OF AMERICA, INC.

ANNOUNCES INNISBROOK CREDIT FACILITY OF $1,200,000

CHARLESTON, SC, April 16, 2007 — Golf Trust of America, Inc. (AMEX:GTA - News)  announced today that on April 10, 2007, GTA-IB Golf Resort, LLC (a wholly-owned subsidiary of Golf Trust of America, Inc.) and its wholly-owned subsidiaries, GTA-IB, LLC (the “Company”) and GTA-IB Condominium, LLC (the “Affiliate” and, together with GTA-IB Golf Resort, LLC and the Affiliate, the “Borrowers”), entered into a Business Loan Agreement (the “Loan Agreement”), effective as of April 10, 2007 (the “Closing Date”), with Patriot Bank, a community banking facility (“Patriot Bank” and, together with the Borrowers, the “Loan Parties”) with respect to a non-revolving loan in an amount up to the principal amount of $1,200,000 (the “Loan”).  The Loan is secured by a first priority mortgage on three wholly-owned condominium units (the “Properties”) located at the Innisbrook Resort and Golf Club (the “Resort”), pursuant to a Commercial Security Agreement, Promissory Note and Mortgage entered into by the Loan Parties on the Closing Date in connection with the Loan Agreement.

On the Closing Date, the Company borrowed pursuant to the Loan Agreement $20,279 to pay the closing costs related to the Loan.  Subject to compliance with the Loan Agreement by the Borrowers, the Company has the right to draw down the remainder of the principal amount available under the Loan Agreement over time to finance renovations of the Company’s restaurants, information technology infrastructure upgrades at the Resort, other property improvements at the Resort and short-term working capital shortfalls of the Company or the Resort.

The Loan bears interest at the floating Wall Street Journal Prime rate (currently 8.25%) and provides for interest only payments through December 31, 2007.  Beginning with the monthly payment due on January 31, 2008, the Loan Agreement requires principal and interest payments based on a twenty year amortization schedule.  There is no prepayment penalty for early repayment.  Any balance of the Loan which remains unpaid on April 10, 2010 must be repaid in full on that date.

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Golf Trust of America, Inc. was formerly a real estate investment trust but is now engaged in the liquidation of its interests in golf courses in the United States pursuant to a plan of liquidation approved by its stockholders.  The Company currently owns two properties (6.0 eighteen-hole equivalent golf courses).  Additional information, including an archive of all corporate press releases, is available on the Company’s website at www.golftrust.com

Certain matters discussed in this report and the press release contained as an exhibit hereto may constitute forward-looking statements within the meaning of the federal securities laws. In particular, when used in this report or the press release, the words or phrases “will likely result,” “are expected to,” “is anticipated,” “the opportunity to,” “plans” or similar expressions are intended to identify “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those presently anticipated or projected.  Such risks and uncertainties include, but are not limited to, industry cyclicality, fluctuations in customer demand and booking patterns, the seasonal nature of the Company’s business, the Borrowers’ compliance with the terms of the Loan Agreement and ability to draw down funds thereunder, changes in pricing and general economic conditions, the impact of recent weather conditions in Florida, as well as other risks and uncertainties detailed in the Company’s other filings with the Securities and Exchange Commission.  The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

The Company does not undertake, and specifically declines any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.